United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 19, 2024

Pineapple Energy Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	PEGY	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modifications to Rights of Security Holders.

The information contained in Item 5.03 under the heading, “Elimination of Series B Preferred Stock,” is incorporated by reference into this Item 3.03.

Item 5.01	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Equity Plan

As reported below in Item 5.07, on July 19, 2024, the shareholders of Pineapple Energy Inc. (the “Company”) approved an amendment to the Company’s 2022 Equity Incentive Plan (the “2022 Equity Plan”) to increase the number of shares of the Company’s common stock, par value $0.05 per share (the “Common Stock”), authorized for issuance under the 2022 Equity Plan, and the number of shares of Common Stock that can be issued as incentive stock options under the 2022 Equity Plan, in each case from 83,333 to 666,666 shares (collectively, the “Plan Amendments”) on a post-split basis reflecting the 1-for-15 reverse stock split that took effect on June 12, 2024 (the “June 2024 Reverse Stock Split”).

The Plan Amendments were included as Proposal 7 in the Company’s definitive proxy statement (the “Proxy Statement”) for its Annual Meeting of Shareholders filed with the Securities and Exchange Commission (the “SEC”) on May 29, 2024. A copy of the 2022 Equity Plan, as amended to reflect the Plan Amendments, is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Increase in Authorized Shares

As reported below in Item 5.07, on July 19, 2024, the shareholders of the Company approved an amendment to the Company’s Fourth Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to increase the number of authorized shares of Common Stock to a total of 133,333,333 shares (the “Share Amendment”) on a post-split basis reflecting the June 2024 Reverse Stock Split. The Share Amendment, which was included as Proposal 6 in the Proxy Statement, became effective on July 24, 2024 upon filing of Articles of Amendment to the Articles of Incorporation with the Secretary of State of the State of Minnesota.

A copy of the Articles of Amendment as filed with the Secretary of State of the State of Minnesota is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Elimination of Series B Preferred Stock

As previously reported, on May 13, 2024, the Company issued and sold one share of the Company’s Series B Preferred Stock, par value $1.00 per share (the “Series B Preferred Stock”). As described in Item 5.07 below, on July 19, 2024, the Company’s shareholders approved proposals relating to a reverse stock split and an increase in the Company’s authorized number of shares of Common Stock and, as a result, the Series B Preferred Stock was automatically, and without any further action, cancelled for no consideration.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 19, 2024, the Company held its reconvened 2024 Annual Meeting of Shareholders (the “Reconvened Annual Meeting”). At the Reconvened Annual Meeting, the Company’s shareholders voted on the eight proposals described below. The proposals presented at the Reconvened Annual Meeting are described in detail in the Proxy Statement.

Of the 108,546,773 shares of Common Stock outstanding and entitled to vote, and the one share of Series B Preferred Stock, at the Reconvened Annual Meeting, 55,485,322, or 51.1%, of the outstanding shares, were present either in person or by proxy. Holders of Common Stock voted one vote per share on all matters properly brought before the Reconvened Annual Meeting. The holder of the Series B Preferred Stock voted 5,000,000,000 votes per share for only the Reverse Stock Split Proposal and the Authorized Share Amendment Proposal, and one vote per share for each of the director nominees. The Series B Preferred Stock was not entitled to vote on any other matters. Holders of record of shares of Common Stock and the Series B Preferred Stock voted on the election of directors, the Reverse Stock Split Proposal and the Authorized Share Amendment Proposal as a single class.

Therefore, a total of (i) 108,546,774 votes were entitled to be cast at the meeting with respect to the election of each of the six directors, (ii) 108,546,773 votes were entitled to be cast at the meeting with respect to each of the Auditor Ratification Proposal, Say-On-Pay Proposal, Say-On-Frequency Proposal, the Equity Incentive Plan Amendment Proposal, and the Adjournment Proposal and (iii) 5,108,546,773 votes were entitled to be cast at the meeting with respect to each of the Reverse Stock Split Proposal and the Authorized Share Amendment Proposal.

The results for each of the proposals submitted to a vote of shareholders at the Reconvened Annual Meeting are as follows:

Proposal 1: Election of Directors Proposal

The following nominees were elected to serve as directors for a term that will last until the Company’s 2025 Annual Meeting of Shareholders or until his successor is duly elected and qualified. The voting with respect to the election of directors was as follows:

Nominee	Votes For	Withheld	Broker Non-Votes
Thomas Holland	29,486,293	6,622,274	19,376,756
Scott Honour	29,050,151	7,058,416	19,376,756
Henry B. Howard	30,542,226	5,566,341	19,376,756
Roger Lacey	30,621,864	5,486,703	19,376,756
Scott Maskin	30,585,274	5,523,293	19,376,756
Kevin O’Connor	30,508,865	5,599,702	19,376,756

Proposal 2: Auditor Ratification Proposal

The Company’s shareholders ratified the appointment of UHY LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 by voting as follows:

For	Against	Abstain
46,674,827	2,751,063	6,058,432

Proposal 3: Say-On-Pay Proposal

The Company’s shareholders approved, on a non-binding advisory basis, the compensation for our named executive officers by voting as follows:

For	Against	Abstain	Broker Non-Votes
26,701,336	3,868,884	5,538,346	19,376,756

Proposal 4: Say-On-Frequency Proposal

The Company’s shareholders conduct an advisory vote on the frequency (every one, two, or three years) of future advisory votes on the compensation of the Company’s named executive officers. The shareholders voted as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
6,009,729	995,107	22,160,097	6,943,633	19,376,756

Proposal 5: Reverse Stock Split Proposal

The Company’s shareholders approved an amendment to the Company’s Articles of Incorporation, to effect, at the discretion of the Company’s board of directors, a reverse stock split of the Company’s issued and outstanding Common Stock at a ratio of 1-for-2 to 1-for-200, with a ratio within such range to be determined by the board of directors of the Company, based on the votes set forth below:

For	Against	Abstain
3,858,163,919	902,209,786	295,111,617

Proposal 6: Authorized Share Amendment Proposal

The Company’s approved the amendment of the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 7,500,000 to 133,333,333 by voting as follows:

For	Against	Abstain	Broker Non-Votes
3,694,720,624	892,199,566	449,188,375	19,376,756

Proposal 7: Equity Incentive Plan Amendment Proposal

The Company’s shareholders approved the amendment to the Company’s 2022 Equity Plan to increase the number of shares of Common Stock authorized for issuance under the 2022 Equity Plan and the number of shares that can be issued as incentive stock options under the 2022 Equity Plan from 83,333 to 666,666 shares by voting as follows:

For	Against	Abstain	Broker Non-Votes
24,417,889	6,623,269	5,067,408	19,376,756

 Proposal 8: Adjournment Proposal

The Company’s shareholders approved the one or more adjournments of the Reconvened Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Reconvened Annual Meeting by voting as follows:

For	Against	Abstain
45,621,618	6,243,635	3,620,069

Item 8.01.	Other Events.

Nasdaq Compliance

On July 18, 2024, the Company received a notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market informing the Company that it has regained compliance with the bid price requirement in Listing Rule 5550(a)(2) (the “Bid Price Rule”), and that, as a result, the Company will be subject to a Mandatory Panel Monitor for a period of one year from the date of this letter in accordance with Listing Rule 5815(d)(4)(B). If, within that one-year monitoring period, the Staff finds the Company again out of compliance with the Bid Price Rule, the Company will not be permitted to provide the Staff with a plan of compliance with respect to that deficiency and the Staff will not be permitted to grant additional time for the Company to regain compliance with respect to that deficiency, nor will the Company be afforded an applicable cure or compliance period pursuant to Rule 5810(c)(3). Instead, the Staff will issue a Delist Determination Letter and the Company will have an opportunity to request a new hearing with the initial panel or a newly convened Hearings Panel if the initial panel is unavailable. The Company will have the opportunity to respond/present to the Hearings Panel as provided by Listing Rule 5815(d)(4)(C). The Company’s securities may be at that time delisted from Nasdaq.

The Notice also reminded the Company that while the Company has regained compliance with the Bid Price Rule, it is still required to regain compliance with the equity requirement in Listing Rule 5550(b)(1) (the “Equity Rule”).

As previously disclosed, On May 16, 2024, the Company received a notice from the Staff informing the Company that it no longer complies with the requirement under Nasdaq Listing Rule 5550(b)(1) to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing on the Nasdaq Capital Market because the Company reported stockholders’ equity of negative $11.2 million in its Form 10-Q for the period ended March 31, 2024, and, as of the date of the Notice, the Company did not meet the alternatives of market value of listed securities or net income from continuing operations.

As of July 24, 2024, as a result of the shareholder approval of the increase in authorized shares of the Company’s common stock as disclosed in Item 5.01 and incorporated by reference under this Item, the Company believes it has stockholders’ equity above the $2.5 million requirement under the Equity Rule as the Company will be able to reclassify equity previously treated as mezzanine equity to permanent equity. In addition, the Company provided an update to the Hearing Panel on how it plans to maintain long-term compliance with the Equity Rule. This plan is under Nasdaq review.

Potential Changes in Domicile

The Company is considering certain changes to its Articles of Incorporation, including, without limitation, changes in domicile or its state of incorporation. The Company is still investigating its options and may choose not to undertake any such action.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment to the Articles of Incorporation, dated July 24, 2024.

10.1	Pineapple Energy Inc. 2022 Equity Incentive Plan, as amended through July 19, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current expectations or beliefs and are subject to uncertainty and changes in circumstances, including the Company’s ability to regain compliance with Nasdaq’s listing standards, its ability to effect another reverse stock split, and its efforts to manage costs, including the possibility of a change in domicile. While the Company believes its plans, intentions, and expectations reflected in those forward-looking statements are reasonable, these plans, intentions, or expectations may not be achieved. For information about the factors that could cause such differences, please refer to the Company’s filings with the Securities and Exchange Commission, including, without limitation, the statements made under the heading “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2023 and in subsequent filings. The Company does not undertake any obligation to update or revise these forward-looking statements for any reason, except as required by law.

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PINEAPPLE ENERGY INC

	By:	/s/ Scott Maskin
Scott Maskin,
Interim Chief Executive Officer

Date: July 25, 2024